UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 13, 2004 (December 9, 2004)

INVESTOOLS INC.

Exact Name of Registrant as Specified in its Charter

DELAWARE	0-31226	76-0685039
State of Incorporation or Organization	(Commission File Number)	(I.R.S. Employer Identification No.)

5959 CORPORATE DRIVE, SUITE LL 250 HOUSTON, TEXAS		77036
Address of Principal Executive Offices		Zip Code

(281) 588-9700
Registrant’s telephone number,
including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01                                             Entry into a Material Definitive Agreement.

On December 9, 2004, INVESTools Inc. (the “Company”) entered into a new employment agreement with Lee K. Barba (the “Agreement”), effective as of March 4, 2004 (the “Effective Date”).  Pursuant to the Agreement, Mr. Barba will continue employment as the Chief Executive Officer of the Company, reporting to the Board of Directors of the Company (the “Board”).  The term of the Agreement ends March 4, 2007 but may be extended for up to two additional one year periods (unless terminated earlier for certain specific circumstances).

Cash Compensation.

Mr. Barba will receive an annual base salary of $425,000, which will be reviewed annually by the Board and/or the Compensation Committee of the Company for possible increase.  Mr. Barba is also eligible to receive an annual bonus(es) under the Company’s Management Incentive Bonus Plan with an aggregate target amount equal to at least 60% of Mr. Barba’s base salary, based upon his performance and computed in accordance with the Company’s Management Incentive Bonus Plan.

Stock Options.

On the Effective Date, Mr. Barba received a grant of incentive stock options to purchase 250,000 shares of the Company’s Common Stock at the then fair market value ($2.22).  Mr. Barba will become vested in such options, in equal 25% installments on each anniversary of the Effective Date.

Other Benefits.

Mr. Barba is eligible to participate in all benefit plans or programs maintained by the Company that are available to other executives of the Company.  In addition, Mr. Barba will be reimbursed by the Company, in accordance with the Company’s standard policies, for reasonable and appropriate expenses incurred by Mr. Barba for business-related purposes.

Involuntary Termination without Cause or Constructive Termination.

If Mr. Barba is terminated without cause or if Mr. Barba resigns due to a constructive termination or due to the Company’s breach of the Agreement (other than within 24 months following a change of control event), provided Mr. Barba continues to comply with the Agreement’s non-compete and non-solicitation requirements, Mr. Barba will receive (i) all unpaid base salary and bonus to which Mr. Barba was entitled as of the date of termination, (ii) all unpaid amounts to which Mr. Barba was then entitled under any employee benefit plan, as a perquisite or other reimbursement (the amounts set forth in (i) and (ii) being hereinafter referred to as the “Accrued Amounts”).  In addition, for a period equal to the longer of two years and the period of time remaining under the Agreement (the “Severance Period”), Mr. Barba will be entitled to receive an amount equal to Mr. Barba’s base salary for the year of termination and the greater of (x) Mr. Barba’s target bonus in the year of the termination and (y) the actual bonus earned by Mr. Barba in the year immediately preceding such termination.  Mr. Barba will also be eligible to continue to participate in any employee benefits plans and programs offered to him under the Agreement for a period of two years from the date of such termination.  In the event that such benefits cannot be continued, Mr. Barba will receive a cash payment from the Company in an amount equal to the economic value of such benefits.  In addition, Mr. Barba will become fully vested in the stock options granted pursuant to the Agreement as of the date of termination, and he must exercise such options within three months.

Termination following Change of Control.

If within 24 months following a change of control (as defined in the Agreement),  provided Mr. Barba continues to comply with the Agreement’s non-compete and non-solicitation requirements, Mr. Barba will receive (i) all Accrued Amounts (as described above) and (ii) a lump sum payment equal to two times the sum of (x) Mr. Barba’s base salary for the year in which such termination occurs and (y) the greater of (A) Mr. Barba’s target bonus in the year of the termination and (B) the actual bonus earned by Mr. Barba in the year immediately preceding such termination.  Mr. Barba will also be eligible to continue to participate in any employee benefit plans and programs offered to him under the Agreement for a period of two years from the date of such termination.  In the event that such benefits cannot be continued, Mr. Barba will receive a cash payment from the Company in an amount equal to the economic value of such benefits.  In addition, Mr. Barba will become fully vested in the stock options granted pursuant to the Agreement as of the date of termination, and he must exercise such options within three months.

If any payments or benefits paid to Mr. Barba under the Agreement are deemed to be “parachute payments” pursuant to the Internal Revenue Code, resulting in Mr. Barba being subject to excise tax under the Internal Revenue Code, the Company will make an additional gross up payment to Mr. Barba to place him in the same economic position that he otherwise would have been in had the excise tax not been payable.

Other Termination Events.

If Mr. Barba’s employment under the Agreement is terminated due to Mr. Barba’s death, Mr. Barba’s estate will receive (i) all Accrued Amounts (as described above) and (ii) an amount equal to one-half of Mr. Barba’s then base salary, payable in substantially equal installments in accordance with the Company’s customary payroll practices.  In addition, Mr. Barba will become fully vested in the stock options granted pursuant to the Agreement as of the date of termination, and he must exercise such options within twelve months.

If Mr. Barba’s employment under the Agreement is terminated due to Mr. Barba’s disability (as defined in the Agreement), Mr. Barba will be entitled to receive (i) all Accrued Amounts (as described above) and (ii) an amount equal to one-half of his then base salary and one-half of his target bonus for the year in which the disability occurs, payable in substantially equal installments in accordance with the Company’s customary payroll practices.  In addition,

Mr. Barba will become fully vested in the stock options granted pursuant to the Agreement as of the date of termination, and he must exercise such options within twelve months.

Non-Compete and Non-Solicitation Requirements.

The Agreement provides that Mr. Barba will not engage in certain activities that are competitive with the business of the Company for a period of 24 months after the termination of his employment thereunder.  The Agreement further provides for a nonsolicitation covenant during the term of the Agreement and for 24 months thereafter.

Item 9.01                                             Financial Statements and Exhibits.

(c)                                  Exhibits.

10.1                           Employment Agreement, dated December 9, 2003 and effective as of March 4, 2004, between the Company and Lee Barba.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTOOLS, INC.

	By:	/s/	Paul A. Helbling
Paul A. Helbling
Chief Financial Officer

Dated: December 10, 2004

EXHIBIT INDEX

No.	Description

10.1	Employment Agreement, dated December 9, 2004 and effective as of March 4, 2004, between the Company and Lee Barba.